Exhibit 99.1

                                              Contact:  Peter W. Keegan
                                                        Senior Vice President
                                                        (212) 521-2950

                                                        Candace Leeds
                                                        V.P. of Public Affairs
                                                        (212) 521-2416

                                                        Joshua E. Kahn
                                                        Investor Relations
                                                        (212) 521-2788

FOR IMMEDIATE RELEASE
---------------------

                       LOEWS CORPORATION REPORTS
                       -------------------------
                           RESULTS FOR 2003
                           ----------------

  NEW YORK, February 12, 2004-Loews Corporation (NYSE:LTR;CG) today reported consolidated net income (including both the Loews Group and Carolina Group) for the 2003 fourth quarter of $367.4 million, compared to $261.3 million for the fourth quarter of 2002. Consolidated net loss for the year ended December 31, 2003 amounted to $610.7 million, compared to net income of $912.0 million in 2002.

  The following table summarizes the revenues, net income (loss) and earnings per share information:

                                                                     December 31,
                                                      ------------------------------------------
                                                         Three Months           Year Ended
                                                      ------------------------------------------
(In millions, except per share data)                   2003        2002         2003        2002
                                                      ------------------------------------------

Consolidated:
 Revenues (a)                                         $ 4,335.7  $3,960.1  $16,461.0  $17,456.5
 Net income (loss)                                    $   367.4  $  261.3  $  (610.7) $   912.0

Per Share: (b)
 Income (loss) per share of Loews common stock:
  Income (loss) from continuing operations            $    1.79  $   1.20  $   (4.21) $    4.46
  Discontinued operations-net                                        0.01       0.30      (0.14)
  Cumulative effect of change in accounting
   principle-net                                                                          (0.21)
                                                      ------------------------------------------

 Net income (loss) per share of Loews common stock    $    1.79  $   1.21  $   (3.91) $    4.11
                                                      ==========================================
 Net income per share of Carolina Group stock         $    0.74  $   0.92  $    2.76  $    3.50
                                                      ==========================================

(a) Revenue includes premiums of $1,151.0 for the year ended December 31, 2002, related to the National Postal Mail Handlers contract at CNA which was transferred on July 1, 2002.
(b) The Company has two classes of common stock, Loews common stock and Carolina Group stock, issued in February 2002.

Quarter Ended December 31, 2003 Compared With 2002
--------------------------------------------------

  Consolidated income from continuing operations for the fourth quarter of 2003 was $367.4 million, compared to $259.5 million in the comparable period of the prior year. Income from continuing operations includes net investment gains of $37.7 million (after tax and minority interest), compared to net investment losses of $23.7 million (after tax and minority interest) in the comparable period of the prior year.

  Income from continuing operations attributable to Loews common stock for the fourth quarter of 2003 amounted to $332.6 million or $1.79 per share, compared to $222.6 million or $1.20 per share in the comparable period of the prior year. Income from continuing operations in the fourth quarter of 2003 includes net investment gains attributable to Loews common stock of $37.5 million, compared to net investment losses of $24.2 million in the comparable period of the prior year.

  Net investment gains increased $61.7 million (after tax and minority interest) in the fourth quarter of 2003 as compared with the same period in 2002. This increase was due primarily to a decrease in investment related impairment charges for other-than-temporary declines in market values of fixed maturity and equity securities recorded in 2002, partially offset by a loss of $116.4 million (after tax and minority interest) from CNA's sale of its Group Benefits business to Hartford Financial Services Group, Inc. Investment related impairment losses were $10.9 million in the fourth quarter of 2003, compared to $208.8 million (after tax and minority interest) for the same period in 2002.

  Net income attributable to Carolina Group stock for the fourth quarter of 2003 was $34.8 million or $0.74 per Carolina Group share, compared to $36.9 million, or $0.92 per Carolina Group share in the fourth quarter of 2002. The Company is issuing a separate press release reporting the actual and pro forma results of the Carolina Group for the quarter and year ended December 31, 2003 and 2002.

Year Ended December 31, 2003 Compared With 2002
-----------------------------------------------

  Net loss of $610.7 million for 2003 includes a gain from discontinued operations of $55.4 million or $0.30 per share of Loews common stock related to the sale of a hotel property, as compared to a loss from discontinued operations of $27.0 million or $0.14 per share of Loews common stock in the prior year primarily related to CNA's sale of its life operations in Chile. Net income in 2002 also included a charge for accounting changes of $39.6 million or $0.21 per share of Loews common stock, related to accounting for goodwill and other intangible assets at CNA.

  The 2003 results reflect the charges at CNA Financial Corporation, the Company's 90% owned subsidiary, for net prior year development of $1,667.4 million, net of tax and minority interest, which includes premium and claim and allocated claim adjustment expense development. Results for 2003 also include charges to increase bad debt reserves for insurance and reinsurance receivables of $356.9 million.

  The net prior year development consists of $1,202.0 million related to core reserves and $465.4 million related to asbestos, environmental pollution and mass tort ("APMT") reserves (after tax and minority interest). The net prior year development also resulted in additional cessions to CNA's reinsurance contracts, including the corporate aggregate reinsurance treaties. These additional cessions resulted in $60.3 million of interest expense (after tax and minority interest), which is recorded as a reduction in investment income.

  As previously reported, in order to assist CNA in replenishing statutory capital adversely impacted by the 2003 charges discussed above, in November of 2003 Loews purchased $750 million of a new series of CNA convertible preferred stock. Loews committed additional capital support of up to $500 million by February 27, 2004 through the purchase of surplus notes of Continental Casualty Company ("CCC"), CNA's principal insurance subsidiary, in the event certain additions to CCC's statutory capital are not achieved through asset sales. In addition, Loews committed to an additional $150 million of capital support by March 31, 2004, in a form to be determined.

  As a result of CNA's sale of its group benefits business, Loews expects that it will be obligated to purchase $45 million of CCC surplus notes pursuant to such commitment. In addition, CNA has recently announced that it has entered into an agreement to sell its individual life business and has estimated that this sale will result in an addition to CCC's statutory surplus in excess of $400 million. However, this sale, which is subject to customary closing conditions and regulatory approvals, is not expected to be consummated by February 26, 2004. As a result, Loews will be obligated to purchase $300 million of additional CCC surplus notes. CNA has stated that, following the consummation of the individual life sale, it plans to seek approval from the insurance regulatory authority for the repayment of the surplus notes purchased in relation to such sale, although no assurance can be given that sale of the individual life business will be consummated or that the regulatory approval will be obtained.

  Consolidated loss from continuing operations for the year ended 2003 was $666.1 million, compared to income of $978.6 million in the comparable period of the prior year. Loss from continuing operations includes net investment gains of $338.3 million (after tax and minority interest), compared to a loss of $116.7 million (after tax and minority interest) in the comparable period of the prior year. The net loss reflects the unfavorable net prior year premium and loss development and increase in bad debt reserves recorded in 2003 as discussed above and lower results from Lorillard, partially offset by the improvement in net investment gains.

  Loss from continuing operations attributable to Loews common stock for the year ended 2003 amounted to $781.3 million or $4.21 per share, compared to income of $837.9 million or $4.46 per share in the comparable period of the prior year. Loss from continuing operations includes net investment gains attributable to Loews common stock of $339.7 million, compared to losses of $122.0 million in the comparable period of the prior year.

  Net income attributable to Carolina Group stock for the year ended 2003 amounted to $115.2 million or $2.76 per Carolina Group share, compared to $140.7 million or $3.50 per share in the prior year.

Components of Net Income (Loss)
-------------------------------

                                                                        December 31,
                                                        ----------------------------------------
                                                            Three Months          Year Ended
                                                        ----------------------------------------
(In millions)                                             2003      2002         2003      2002
                                                        ----------------------------------------

Income (loss) before net investment gains (losses)
 attributable to Loews common stock                    $   295.1   $ 246.8  $(1,121.0)  $ 959.9
Net investment gains (losses)                               37.5     (24.2)     339.7    (122.0)
                                                       -----------------------------------------

Income (loss) from continuing operations                   332.6     222.6     (781.3)    837.9
Discontinued operations-net (a)                                        1.8       55.4     (27.0)
Cumulative effect of change in accounting
 principle-net (b)                                                                        (39.6)
                                                       -----------------------------------------
Net income (loss) attributable to Loews common stock   $   332.6   $ 224.4  $  (725.9)  $ 771.3
                                                       =========================================

(a) Includes a gain of $56.7 in the year ended December 31, 2003 from the sale of a hotel property. The year ended December 31, 2002 includes a $31.0 loss from CNA's sale of its life operations in Chile.
(b) Represents the effect of the adoption of SFAS No. 142, which was a change in accounting for goodwill and other intangible assets at CNA.

                                  # # #

  At December 31, 2003, the book value per share of Loews common stock was $60.92 per Loews common share compared to $61.68 per Loews common share at December 31, 2002.

  At December 31, 2003, there were 185,447,050 shares of Loews common stock outstanding and 57,965,000 shares of Carolina Group stock outstanding. Depending on market conditions, the Company from time to time purchases shares of its, and its subsidiaries', outstanding common stock in the open market or otherwise.

  In February 2002 the Company created a class of common stock, called Carolina Group stock, a tracking stock intended to reflect the economic performance of a group of the Company's assets and liabilities, called the Carolina Group, principally consisting of the Company's subsidiary Lorillard, Inc. In an initial public offering, the Company issued 40,250,000 shares of Carolina Group stock representing an interest in the economic performance of the Carolina Group. On November 25, 2003, the Company sold 18,055,000 shares of Carolina Group stock. Loews common stock represents the economic performance of the Company's remaining assets, including the interest in the Carolina Group not represented by Carolina Group Stock. At December 31, 2003, the outstanding Carolina Group stock represents a 33.43% economic interest in the economic performance of the Carolina Group.

  A conference call to discuss the fourth quarter results of Loews Corporation has been scheduled for 11:00 a.m. EST, Thursday, February 12, 2004. A live broadcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (877) 692-2592. An online replay will be available at the Company's website for one week following the call.

  A conference call to discuss the fourth quarter results of CNA has been scheduled for 10:00 a.m. EST, Thursday, February 12, 2004. A live broadcast of the call will be available online at the CNA website (http://investors.cna.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (800) 818-5264. An online replay will be available at CNA's website for one week following the call.

FORWARD-LOOKING STATEMENTS

  Statements contained in this press release which are not historical facts are "forward-looking statements" within the meaning of the federal securities laws. When included in this press release, the words "believes," "expects," "plans," "intends," "anticipates," "estimates," "should," and similar expressions, and other statements concerning the Company's future plans, objectives, and expected performance are intended to identify forward-looking statements. Forward-looking statements contained in this release include statements regarding the implementation of CNA's capital plan and the impact on statutory capital, including the sale of CNA's individual life business and the purchase by, and repayment to, the Company of surplus notes.

  Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company and CNA. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company's website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements.

  These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

                                                                   December 31,
                                                    -------------------------------------------
                                                         Three Months          Year Ended
                                                    -------------------------------------------
                                                       2003      2002        2003       2002
                                                    -------------------------------------------
                                                    (Amounts in millions, except per share data)

Revenues:
  Insurance premiums and net investment income (a)  $ 3,044.4  $ 2,690.5  $11,523.8  $ 11,868.1
  Manufactured products (b)                             840.4      886.3    3,418.8     3,963.5
  Other                                                 450.9      383.3    1,518.4     1,624.9
                                                    --------------------------------------------
     Total                                            4,335.7    3,960.1   16,461.0    17,456.5
                                                    --------------------------------------------

Expenses:
  Insurance claims & policyholders' benefits          1,946.7    1,849.6    9,915.6     8,392.0
  Cost of manufactured products sold (b)                483.2      465.1    1,972.8     2,226.5
  Other                                               1,318.6    1,232.2    5,951.0     5,197.3
                                                    --------------------------------------------
     Total                                            3,748.5    3,546.9   17,839.4    15,815.8
                                                    --------------------------------------------

                                                        587.2      413.2   (1,378.4)    1,640.7
                                                    --------------------------------------------

  Income tax expense (benefit)                          201.2      130.6     (534.1)      579.8
  Minority interest                                      18.6       23.1     (178.2)       82.3
                                                    --------------------------------------------
     Total                                              219.8      153.7     (712.3)      662.1
                                                    --------------------------------------------

Income (loss) from continuing operations                367.4      259.5     (666.1)      978.6
Discontinued operations-net (c)                                      1.8       55.4       (27.0)
Cumulative effect of change in accounting
 principles-net (d)                                                                       (39.6)
                                                    --------------------------------------------
Net income (loss)                                   $   367.4  $   261.3  $  (610.7)  $   912.0
                                                    ============================================

Net income (loss) attributable to:
 Loews common stock:
  Income (loss) from continuing operations          $   332.6  $   222.6  $  (781.3)  $   837.9
  Discontinued operations-net (c)                                    1.8       55.4       (27.0)
  Cumulative effect of change in accounting
   principles-net (d)                                                                     (39.6)
                                                    --------------------------------------------
 Loews common stock                                     332.6      224.4     (725.9)      771.3
 Carolina Group stock (e)                                34.8       36.9      115.2       140.7
                                                    --------------------------------------------
                                                    $   367.4  $   261.3  $  (610.7)  $   912.0
                                                    ============================================

Income (loss) per share of Loews common stock (f):
 Income (loss) from continuing operations           $    1.79  $    1.20  $   (4.21)  $    4.46
 Discontinued operations-net (c)                                    0.01       0.30       (0.14)
 Cumulative effect of changes in accounting
  principles-net (d)                                                                      (0.21)
                                                    --------------------------------------------
 Net income (loss)                                  $    1.79  $    1.21  $   (3.91)  $    4.11
                                                    ============================================

Net income per share of Carolina Group stock (f)    $    0.74  $    0.92  $    2.76   $    3.50
                                                    ============================================

Weighted number of shares outstanding:
 Loews common stock                                    185.45     185.44     185.45      187.59
 Carolina Group stock                                   47.17      39.91      41.74       40.15

(a) Includes investment gains (losses) of $78.7, $(63.7), $581.9 and $(208.7) for the respective periods.
(b) Includes excise taxes of $158.0, $149.6, $651.4 and $667.6 paid on sales of manufactured products for the respective periods.
(c) Includes a gain of $56.7 in the year ended December 31, 2003 from the sale of a hotel property. The year ended December 31, 2002 includes a $31.0 loss from CNA's sale of its life operations in Chile.
(d) Adoption of SFAS No. 142, accounting for goodwill and other intangible assets at the CNA subsidiary.
(e) Represents 29.23% and 24.59% of the economic interest in the Carolina Group for the three months and year ended 2003 and 23.01% and 23.12% for the three and eleven months ended December 31, 2002.
(f) Earnings per common share-assuming dilution is not presented because securities that could potentially dilute basic earnings per common share in the future would have been insignificant or antidilutive for the periods presented.

Loews Corporation and Subsidiaries
Additional Financial Information

                                                                   December 31,
                                                    -------------------------------------------
                                                         Three Months          Years Ended
                                                    -------------------------------------------
                                                       2003      2002        2003       2002
                                                    -------------------------------------------
                                                                  (In millions)

Revenues:
 CNA Financial                                      $ 3,053.3  $ 2,856.2  $11,256.0   $12,538.8
 Lorillard (a)                                          798.0      843.8    3,295.4     3,843.8
 Loews Hotels                                            72.5       64.1      286.0       266.4
 Diamond Offshore                                       190.0      189.9      694.9       783.9
 Texas Gas                                               75.1                 143.2
 Bulova                                                  54.4       51.3      166.8       166.6
 Investment income-net and other (b)                     13.7       18.5       36.8        65.7
                                                    -------------------------------------------
                                                      4,257.0    4,023.8   15,879.1    17,665.2
                                                    -------------------------------------------

 Investment gains (losses):
  CNA Financial (c)                                      (3.5)    (114.8)     473.4      (252.2)
  Corporate and other                                    82.2       51.1      108.5        43.5
                                                    -------------------------------------------
                                                         78.7      (63.7)     581.9      (208.7)
                                                    -------------------------------------------
     Total                                          $ 4,335.7  $ 3,960.1  $16,461.0  $ 17,456.5
                                                    ===========================================

Income (Loss) Before Taxes:
 CNA Financial                                      $   264.3  $   175.1  $(2,789.6) $    607.6
 Lorillard (d) (e)                                      176.6      246.7      755.1     1,038.5
 Loews Hotels                                             1.0       (1.6)      18.6        14.2
 Diamond Offshore                                         2.9        9.6      (53.2)       54.2
 Texas Gas                                               30.9                  37.6
 Bulova                                                   8.4        9.4       18.0        21.5
 Investment income-net and other (b)                    (31.5)     (21.4)    (133.9)     (109.8)
                                                    -------------------------------------------
                                                        452.6      417.8   (2,147.4)    1,626.2
                                                    -------------------------------------------

 Investment gains (losses):
  CNA Financial (c)                                      (3.5)    (114.8)     473.4      (252.2)
  Corporate and other                                    82.0       50.3      110.7        35.3
                                                    -------------------------------------------
                                                         78.5      (64.5)     584.1      (216.9)
                                                    -------------------------------------------

 Loews common stock                                     531.1      353.3   (1,563.3)    1,409.3
 Carolina Group stock (f)                                56.1       59.9      184.9       231.4
                                                    -------------------------------------------
     Total                                          $   587.2  $   413.2  $(1,378.4)  $ 1,640.7
                                                    ===========================================

Net Income (Loss):
 CNA Financial                                      $   184.3  $   102.2  $(1,523.9)  $   363.4
 Lorillard (d) (e)                                      109.7      151.8      470.9       630.4
 Loews Hotels                                                       (1.7)      11.2         8.7
 Diamond Offshore                                        (0.7)       0.9      (27.2)       14.1
 Texas Gas                                               18.7                  22.5
 Bulova                                                   5.3        5.3       11.8        11.8
 Investment income-net and other (b)                    (22.2)     (11.7)     (86.3)      (68.5)
                                                    -------------------------------------------
                                                        295.1      246.8   (1,121.0)      959.9
                                                    -------------------------------------------

 Investment gains (losses):
  CNA Financial (c)                                     (15.5)     (56.1)     265.7      (133.0)
  Corporate and other                                    53.0       31.9       74.0        11.0
                                                    -------------------------------------------
                                                         37.5      (24.2)     339.7      (122.0)
                                                    -------------------------------------------

 Income (loss) from continuing operations               332.6      222.6     (781.3)      837.9
 Discontinued operations-net (g)                                     1.8       55.4       (27.0)
 Cumulative effect of changes in accounting
  principles-net                                                                          (39.6)
                                                    -------------------------------------------
 Loews common stock                                     332.6      224.4     (725.9)      771.3
 Carolina Group stock (f)                                34.8       36.9      115.2       140.7
                                                    -------------------------------------------
     Total                                          $   367.4  $   261.3  $  (610.7)  $   912.0
                                                    ===========================================

(a) Includes excise taxes of $158.0, $149.6, $651.4 and $667.6 paid on sales of manufactured products for the respective periods.
(b) Consists primarily of corporate investment income, interest expenses and other unallocated expenses.
(c) Includes a loss of $116.4 (after tax and minority interest) for CNA's sale of its Group Benefits business to Hartford Financial Services Group, Inc.
(d) Represents the Loews Group's intergroup interest in the earnings of the Carolina Group.
(e) Includes a $27.5 charge in the year ended December 31, 2003 ($17.1 after taxes) to settle litigation with tobacco growers and a $28.0 charge in the year ended December 31, 2003 ($17.5 after taxes) to resolve indemnification claims and trademark matters in connection with the 1977 sale by Lorillard of its international business.
(f) Represents 29.23% and 24.59% of the economic interest in the Carolina Group for the three months and year ended 2003 and 23.01% and 23.12% for the three and eleven months ended December 31, 2002.
(g) Includes a gain of $56.7 in the year ended December 31, 2003 from the sale of a hotel property. The year ended December 31, 2002 includes a $31.0 loss from CNA's sale of its life operations in Chile.

                                 Page 7of 7